[CAPTION]
Amendments to The Pep Boys Savings Plan


1. The Introduction to the Plan is hereby amended to substitute, "and its Participating Employers", for "and certain of its Affiliates" in the third line.

2. The Introduction is further amended to change the second paragraph to read as follows:

     The Plan is intended to be a discretionary "profit sharing" plan as defined in Section 401(a)(27) of the Code.

3.   Section 2.1 of the Plan is hereby amended to substitute "Sections 414(b),
(c), (m) and (o)" for "the appropriate Sections" in the second-to-last line of the definition of "Affiliate."

4. Section 2.1 of the Plan is hereby amended to delete "commencing after December 31, 1988" in the first sentence and to delete the second sentence in its entirety of the definition of "Annual Additions."

5. Section 2.1 of the Plan is hereby amended to change the definition of "Beneficiary" to read as follows:

     Beneficiary means a person or persons (natural or otherwise) designated by a Participant in accordance with the provisions of Section 6.6 (or deemed to have been designated) to receive any death benefit which shall be payable under this Plan.

6. Section 2.1 of the Plan is hereby amended to change the last sentence of the first paragraph of the definition of "Compensation" to read as follows:

     For purposes of the preceding two sentences, a Participant who has Compensation in excess of $200,000 or $150,000 respectively (in each case as adjusted by the Secretary) may continue to participate under the terms of the Plan after having received $200,000 or $150,000 of Compensation during the Plan Year as long as the aggregate amount of Compensation taken into account under the terms of the Plan for any Plan Year does not exceed $200,000 or $150,000 (in each case as adjusted by the Secretary) as applicable.

7. Section 2.1 of the Plan is hereby amended to delete the last sentence of the definition of "Eligible Employee."

8. Section 2.1 of the Plan is hereby amended to insert ",effective January 1, 1993" immediately following "means" in the definition of "Entry Date."

9. Section 2.1 of the Plan is hereby amended to delete "Proposed" in the definition of "Excess Aggregate Contributions."

10. Section 2.1 of the Plan is hereby amended to change subsection (d) of the definition of "Highly Compensated Employee" to read as follows:

(d) Employees who are officers during the look-back year and who have compensation in the look-back year greater than 50% of the dollar limit in
Section 415(b)(1)(A) of the Code;

11. Section 2.1 of the Plan is hereby amended to add "without United States source income" at the end of the first sentence in subsection (e)(1) of the definition of "Highly Compensated Employee."

12. Section 2.1 of the Plan is hereby amended to delete paragraph (c) of the definition of "Hours of Service" and to redesignate the remaining paragraphs in such definition accordingly.

13. Section 2.1 of the Plan is hereby amended to delete the definition of "One-Year Break in Service or Break in Service."

14. Section 2.1 of the Plan is hereby amended to substitute "Company" for Employer" in the last line of the definition of "Participating Employer."

15. Section 2.1 of the Plan is hereby amended to change the definition of "Year of Eligibility Service" to read as follows:

     Year of Eligibility Service means a 12 consecutive month period beginning
     --------------------
     on the date an Eligible Employee's employment commences (the "initial eligibility computation period"), provided such Eligible Employee is credited with at least 1,000 Hours of Service. If an Eligible Employee is not credited with 1,000 Hours of Service in the initial eligibility computation period, then the eligibility computation period shall be the Plan Year, beginning with the Plan Year that includes the first anniversary of the Eligible Employee's initial eligibility computation period.

16. Section 2.1 of the Plan is hereby amended to add the following new paragraph to the end of the definition of "Hours of Service" to read as follows:

     Eligible Employees shall be credited with any Hours of Service required to be credited to them in accordance with the Family and Medical Leave Act and The Uniformed Services Employment and Reemployment Rights Act of 1994.

17. Section 2.1 of the Plan is hereby amended to change the last sentence of the definition of "Income "to read as follows:

     In determining the Income of the Trust Fund for any period, assets shall be valued on the basis of fair market value, except for any investment that the Committee determines shall be valued on the basis of book or contract value.

18. Section 3.3 of the Plan is hereby amended to substitute "retirement" for "Retirement " in the second line.

19. Section 3.4 of the Plan is hereby amended to insert "Eligible" immediately before "Employee's eligibility" in the second line.

20. Section 4.1(a) of the Plan is hereby amended to insert "Treas. Reg." immediately before "1.402(g)- 1(b)," in the second to last paragraph.

21.  Section 4.3 of the Plan is hereby amended to read as follows:
     4.3 Conditions on Employer Contributions.  To the extent permitted or
     ----------------------------------------
     required by ERISA and the Code, contributions under this Plan are subject to the following conditions:

        (a) If the Employer makes a contribution, or any part thereof, by mistake of fact, such contribution or part thereof, or its then current value if less, shall be returned to the Employer within one year after such contribution is made;

        (b) Contributions to the Trust Fund are specifically conditioned on the initial qualification of the Plan under the Code; in the event the Plan is determined to be disqualified with the remedial amendment period pursuant to a request for a determination letter from the Internal Revenue Service, the current value of all contributions made shall be returned to the Employer within one year after the effective date of disqualification;

        (c) Contributions to the Plan are specifically conditioned upon their deductibility under the Code; to the extent a deduction is disallowed for any such contribution, such amount, or its then current value if less, shall be returned to the Employer within one year after the disallowance of the deduction; and

        (d) The amount of any Employer contribution shall be subject to the limitations prescribed in Section 5.3.

22.  Section 4.4 of the Plan is hereby amended to insert "or" between (i), and
(ii) in the first paragraph.

23.  Section 4.6 of the Plan is hereby amended to insert "or" between (i), and
(ii) in the first paragraph.

24. Section 4.6 of the Plan is further amended to add "to the extent required or permissible" immediately before "forfeited" each time it appears in said Section.

25.  Section 5.2(b) of the Plan is hereby amended to read as follows:

     (b)  Employer Contributions.  The Employer's contribution for each Plan
          ----------------------
          Year shall be allocated among the Pre-Tax Contribution Accounts, Matching Contribution Accounts and Discretionary QNEC Accounts of those eligible Participants as set forth below:

26. Section 5.3 of the Plan is hereby amended to insert the following phrase immediately before, "after separation from service" in subsection (i) immediately following "The compensation limitation referred to above shall not apply to:".
     to be paid to the Participant

27. Section 5.3 of the Plan is hereby amended to add the following new sentence to the end of the next-to-last paragraph to read as follows:

     Effective for Limitation Years beginning after December 31, 1995, any gains attributable to such excess Pre-Tax Contributions that are so distributed, that are not also distributed, shall be considered as an Employer contribution for the Limitation Year in which the excess Pre-Tax Contributions were made.

28. Section 6.4(c) of the Plan is hereby amended to substitute "6.1" for "6.3" in the third line.

29. Section 6.4(f) of the Plan is hereby amended to change "Section 416(i)(B) of the Code" in the sixth line to read, "Section 416(i)(1)(B) of the Code,."

30. Section 6.8(b) of the Plan is hereby amended to substitute "Income" for Interest" in the third line.

31. Section 6.8(c)(3)(A) of the Plan is hereby amended to insert, "including any associated taxes or penalties" immediately following "Participant;."

32. Effective August 15, 1991, Section 6.8(a)(2)(C) is hereby amended to read as follows:

     the payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the employee, or the Participant's Spouse, children, or dependents (as defined in Section 152 of the Code);

33. Section 6.9(h) of the Plan is hereby amended to add ,"except as otherwise may be required by ERISA" at the very end of the paragraph.

34. Section 7.3(c) of the Plan is hereby amended to change the first sentence to read as follows:

     (c) The Trustee may acquire Company Stock from any source, including the public market, in private transactions, the trustee of The Pep Boys - Manny, Moe & Jack Flexitrust, or, if the Company agrees, from the Company (from either treasury shares or authorized but unissued shares). If the Trustee purchases Common Stock from the Company, the purchase price shall be the mean between the highest and lowest quoted selling prices of the Common Stock on the New York Stock Exchange on the date of purchase, except as provided at subsection (e).

35. Section 7.3(d) of the Plan is hereby amended to add the following to the end of the second sentence to read "(effective as of March 31, 1995, such installments shall be liquidated in eight installments, each equal to one-eighth of the number of shares of Company Stock allocated to his Matching Contribution Account, as of eight quarterly Valuation Dates next following the Participant's election)."

36. Section 8.12 of the Plan is hereby amended to insert "of Directors" immediately following "Board" in the first line of the second paragraph.

37. Section 9.3 of the Plan is hereby amended to insert "or pursuant to a Plan loan pursuant to Section 6.9" immediately following the word "Code" in the third line.

38. Section 10.2 of the Plan is hereby amended to substitute the word "provisions" for "schedule" in the second line.

39. Effective August 15, 1991, Section 12.1 of the Plan is hereby amended to insert the following new sentence immediately following the first sentence to read as follows:

     A distribution may not be made from the Plan due to the termination of the Plan if the Employer established or maintains a successor plan, as such terms are defined in Treas. Reg. Section 1.401(k) -1(d)(3).

40. Article XIII of the Plan is hereby amended to substitute "Top-Heavy" or "Super Top-Heavy" for "a Top-Heavy Plan" or "a Super Top-Heavy Plan" respectively, each time it appears.

41. Section 13.2 of the Plan is hereby amended to substitute "Top-Heavy" for "a Top-Heavy Group" in the second line.

42. Section 13.5(c) of the Plan is hereby amended to substitute "all" for "or" in the fourth line, "Employer" for "Company" in the last line and to insert, "and any other affiliated entities (as provided in Section 414(o) of the Code) " immediately before "of which the Employer is a part." in the last line.

43. Section 13.7 of the Plan is hereby amended to insert, "but limited in amount under Section 401(a)(17) of the Code" immediately following "Annual Additions" at the end of the first paragraph.

44. Section 13.7(B) of the Plan is hereby amended to delete "This" immediately following "(B)".